EXHIBIT 10.7

     AGREEMENT dated September 1, 2001, by and between PAULA FONG ("Fong") and EMERGENT GROUP, INC. ("Emergent").

     WHEREAS, Fong has served as an unpaid advisor to Emergent for approximately one year; and

     WHEREAS, Emergent desires to utilize Fong's extensive business experience, and to acknowledge Fong's past contributions, the parties hereby agree as follows:

1. Emergent agrees to employ Fong, and Fong agrees to act, as a consultant for Emergent in the areas of business development, fund raising, strategic planning, growth and potential acquisitions.

2. Fong agrees to make herself available upon reasonable notice for such consultation to Emergent as may be reasonably requested by Emergent. Emergent shall not be obligated to request Fong to provide services pursuant to this Agreement, and Emergent shall not be required to provide Fong with an office.

3. This Agreement shall commence on the date hereof and shall terminate on August 31, 2003. This Agreement shall not be extended without the express written agreement of the parties hereto.

4. In consideration for the services to be performed by Fong, Emergent agrees to grant Fong options to purchase a total of 500,000 shares of Emergent common stock at an exercise price of $.20 per share. Options to purchase 250,000 of the shares shall vest and become exercisable on September 1, 2002, and options to purchase 250,000 of the shares shall vest and become exercisable on September 1, 2003. All unexercised options shall expire on December 31, 2004. In connection with the options defined above in this Section 4, the number of shares available for purchase and the exercise price per share shall be adjusted to take into consideration any and all share splits or reverse share splits.
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5. This Agreement may be terminated by Emergent for cause, and by Fong for any reason at any time prior to August 31, 2003, upon 10 days written notice. In the event of any termination pursuant to this paragraph, Fong shall forfeit all options which have not vested and become exercisable. For purposes of this paragraph, cause shall include:

     (a) conviction of any felony,  or a misdemeanor  involving moral turpitude;
or

     (b) any material breach of this agreement, if not cured within 30 days after written notice thereof.

6. All notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to Emergent:

                  Medical Resources Management, Inc.
                  932 Grand Central Avenue
                  Glendale, California 91201
                  Attn:  Mark Waldron

         with a copy to:

                  Heller, Horowitz & Feit, P.C.
                  292 Madison Avenue
                  New York, New York 10017
                  Attn:  Martin Stein, Esq.

         If to Fong:

                  15375 Calle Corta
                  Hacienda Heights, California 91745
                  Att:  Paula Fong


         Notices shall be deemed received at the earliest of actual receipt, confirmed facsimile or three (3) days following mailing.

7. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supercedes all prior agreements, representations, and understandings of the parties, whether oral or written, regarding the subject matter of this agreement. In addition, Fong acknowledges that Emergent, Daniel Yun or Mark Waldron have not made any representations or promises to her and that she has not relied on any representations or promises other than those set forth in this agreement. Specifically, Fong disclaims the existence of, and any reliance by her upon, any representations regarding any compensation by or equity interest in any entity in which Daniel Yun or Mark Waldron are principals, or in which they may become principals in the future, except as may be set forth expressly in this agreement, or any other written agreement signed by them.

8. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns, provided, however, that Fong may not assign any or all of her rights or duties hereunder except following the prior written consent of the Company.

10. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

11. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All disputes under this agreement shall be resolved by arbitration, to be held under the auspices of the American Arbitration Association in New York.

12. This Agreement is subject to, and shall not become effective prior to, the approval of the board of directors of Emergent.

                                                  EMERGENT GROUP, INC.


                                          By: /s/ Mark W. Waldron, CEO



                                              /s/ Paula Fong